UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2020

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2020, Hertz Global Holdings, Inc. (the “Company” or “we”) entered into an open market sale agreementSM (the “Agreement”) with Jefferies LLC (the “Agent”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $500.0 million through the Agent as its sales agent and/or principal (the “ATM Program”).

The Agent may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including without limitation block transactions, sales made by means of ordinary brokers’ transactions on the New York Stock Exchange or sales made into any other existing trading market of the Common Stock, or in negotiated transactions with the consent of the Company. The Agent will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission of up to 3.0% of the gross sales proceeds of any Common Stock sold through the Agent under the Agreement, and also has provided the Agent with customary indemnification rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of Common Stock being offered pursuant to the Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-231878). On June 15, 2020, the Company filed a prospectus supplement relating to the ATM Program with the Securities and Exchange Commission.

The legal opinion of White & Case LLP relating to the shares of Common Stock being offered pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01.	Other Events.

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, with the following:

We may not be able to maintain a listing of our common stock on the NYSE, which could have a material adverse effect on the liquidity of our common stock.

On May 26, 2020, we received a letter from the staff of NYSE Regulation stating that it had determined to commence proceedings to delist our common stock from the NYSE. NYSE Regulation reached its decision that we are no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after our disclosure on May 22, 2020 that we have commenced voluntary petitions for reorganization under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). We appealed the determination in a timely manner and requested a hearing before the NYSE. At this time, our common stock will continue to be listed and trade on the NYSE pending resolution of such appeal. We cannot provide any assurance as to the ultimate resolution of the appeal.  Delisting our common stock may adversely impact its liquidity, impair our stockholders' ability to buy and sell our common stock, impair our ability to raise capital, and the market price of our common stock could decrease. Delisting our common stock could also adversely impact the perception of our financial condition and have additional negative ramifications, including further loss of confidence by our employees, the loss of institutional investor interest and fewer business opportunities.

We are in the process of Chapter 11 reorganization cases under the Bankruptcy Code, which may cause our common stock to decrease in value, or may render our common stock worthless.

As previously disclosed, on May 22, 2020, we filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing the Chapter 11 cases (the “Chapter 11 Cases”) for certain debtors, including Hertz Global Holdings, Inc. The price of our common stock has been volatile following the commencement of the Chapter 11 Cases and may decrease in value or become worthless. Accordingly, any trading in our common stock during the pendency of our Chapter 11 Cases is highly speculative and poses substantial risks to purchasers of our common stock. As discussed below, recoveries in the Chapter 11 Cases for holders of common stock, if any, will depend upon our ability to negotiate and confirm a plan, the terms of such plan, the recovery of our business from the COVID-19 pandemic, if any, and the value of our assets. Although we cannot predict how our common stock will be treated under a plan, we expect that common stock holders would not receive a recovery through any plan unless the holders of more senior claims and interests, such as secured and unsecured indebtedness (which is currently trading at a significant discount), are paid in full, which would require a significant and rapid and currently unanticipated improvement in business conditions to pre-COVID-19 or close to pre-COVID-19 levels. We also expect our stockholders’ equity to decrease as we use cash on hand to support our operations in bankruptcy. Consequently, there is a significant risk that the holders of our common stock will receive no recovery under the Chapter 11 Cases and that our common stock will be worthless.

As a result of the Chapter 11 Cases, we are subject to the risks and uncertainties associated with Chapter 11 Cases, and operating under Chapter 11 may restrict our ability to pursue strategic and operational initiatives.

For the duration of the Chapter 11 Cases, our operations and our ability to execute our business strategy will be subject to the risks and uncertainties associated with bankruptcy. These risks include:

•	our ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time;

•	our ability to comply with and operate under the requirements and constraints of the Bankruptcy Code and under any cash management, adequate protection, or other orders entered by the Bankruptcy Court from time to time;

•	our ability to engage in intercompany transactions and to fund operations from cash on hand or from financings and, in the event of such financings, our ability to comply with the terms of such financings;

•	our ability to negotiate and consummate a Chapter 11 plan;

•	our ability to develop, fund, and execute our business plan; and

•	our ability to continue as a going concern.

These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with the Chapter 11 Cases could adversely affect our relationships with our suppliers, customers and employees. In particular, critical vendors, suppliers, and/or customers may determine not to do business with us due to Chapter 11 Cases and we may not be successful in securing alternative sources. Also, transactions outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court, which may limit our ability to respond timely to certain events or take advantage of opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, we cannot predict or quantify the ultimate impact that events occurring during the Chapter 11 process may have on our business, financial condition and results of operations, and there is no certainty as to our ability to continue as a going concern.

Prosecution of the Chapter 11 Cases has consumed and will continue to consume a substantial portion of the time and attention of our management, which may have an adverse effect on our business and results of operations, and we may face increased levels of employee attrition.

While the Chapter 11 Cases continue, our management will be required to spend a significant amount of time and effort focusing on the cases. This diversion of attention may materially adversely affect the conduct of our business, and, as a result, our financial condition and results of operations, particularly if the Chapter 11 Cases are protracted. During the Chapter 11 Cases, our employees will face considerable distraction and uncertainty and we may experience increased levels of employee attrition. A loss of key personnel or material erosion of employee morale could have a materially adverse effect on our ability to meet customer expectations, thereby adversely affecting our business and results of operations. The failure to retain or attract members of our management team and other key personnel could impair our ability to execute our strategy and implement operational initiatives, thereby having a material adverse effect on our financial condition and results of operations.

If we are unable to negotiate and confirm a Chapter 11 plan of reorganization, we could be required to liquidate under chapter 7 (“Chapter 7”) of the Bankruptcy Code in which case our common stock would be worthless.

We have not yet negotiated a plan of reorganization with our creditors. If we are unable to negotiate a plan of reorganization that will result in our remaining a going concern, upon a showing of cause, the Bankruptcy Court may convert the Chapter 11 Cases to a case under Chapter 7. In such event, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Holders of our common stock would lose their entire investment in a Chapter 7 bankruptcy.

Our post-bankruptcy capital structure is yet to be determined, and any changes to our capital structure may have a material adverse effect on existing debt and security holders, including holders of our common stock.

Our post-bankruptcy capital structure has yet to be determined and will be set pursuant to a plan that requires Bankruptcy Court approval. The reorganization of our capital structure may include exchanges of new debt or equity securities for our existing debt, equity securities, and claims against us. Such new debt may be issued at different interest rates, payment schedules and maturities than our existing debt securities. Existing equity securities are subject to a high risk of being cancelled. The success of a reorganization through any such exchanges or modifications will depend on approval by the Bankruptcy Court and the willingness of existing debt and security holders to agree to the exchange or modification, subject to the provisions of the Bankruptcy Code, and there can be no guarantee of success. If such exchanges or modifications are successful, holders of our debt or of claims against us may find their holdings no longer have any value or are materially reduced in value, or they may be converted to equity and be diluted or may be modified or replaced by debt with a principal amount that is less than the outstanding principal amount, longer maturities and reduced interest rates. Holders of our common stock may also find that their holdings no longer have any value and face highly uncertain or no recoveries under a plan. There can be no assurance that any new debt or equity securities will maintain their value at the time of issuance. If existing debt or equity holders are adversely affected by a reorganization, it may adversely affect our ability to issue new debt or equity in the future. Although we cannot predict how the claims and interests of stakeholders in the Chapter 11 Cases, including holders of common stock, will ultimately be resolved, we expect that common stock holders will not receive a recovery through any plan unless the holders of more senior claims and interests, such as secured and unsecured indebtedness (which is currently trading at a significant discount), are paid in full. Consequently, there is a significant risk that the holders of our common stock would receive no recovery under the Chapter 11 Cases and that our common stock will be worthless.

Any Chapter 11 plan that we may implement will likely be based in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, or adverse market conditions persist or worsen, our plan may be unsuccessful in its execution.

Any Chapter 11 plan that we may implement will affect both our capital structure and the ownership, structure and operation of our remaining businesses and will likely reflect assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we consider appropriate under the circumstances. Whether actual future results and developments will be consistent with our expectations and assumptions depends on a number of factors, including but not limited to (i) our ability to substantially change our capital structure; and (ii) the overall strength and stability of general economic conditions, both in the U.S. and in global markets. The failure of any of these factors could materially adversely affect the successful reorganization of our businesses.

In addition, any plan of reorganization will likely rely upon financial projections, including with respect to revenues, consolidated adjusted EBITDA, capital expenditures, debt service and cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. In our case, the forecasts will be even more speculative than normal, because they may involve fundamental changes in the nature of our capital structure. Additionally, the impact of the COVID-19 pandemic on the travel industry in general, and on us, make it even more challenging than usual to develop forecasts on business. Accordingly, we expect that our actual financial condition and results of operations will differ, perhaps materially, from what we have anticipated. Consequently, there can be no assurance that the results or developments contemplated by any plan of reorganization we may implement will occur or, even if they do occur, that they will have the anticipated effects on us and our subsidiaries or our businesses or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful execution of any plan of reorganization.

We may be subject to claims that will not be discharged in the Chapter 11 cases, which could have a material adverse effect on our financial condition and results of operations.

The Bankruptcy Code provides that the confirmation of a Chapter 11 plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation. With few exceptions, all claims that arose prior to confirmation of the plan of reorganization (i) would be subject to compromise and/or treatment under the plan of reorganization and (ii) would be discharged in accordance with the Bankruptcy Code and the terms of the plan of reorganization. Any claims not ultimately discharged through a Chapter 11 plan of reorganization could be asserted against the reorganized entities and may have an adverse effect on our financial condition and results of operations on a post-reorganization basis.

Operating in bankruptcy for a long period of time may harm our business.

A long period of operations in the Chapter 11 Cases under Bankruptcy Court protection could have a material adverse effect on our business, financial condition, results of operations, and liquidity. So long as the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success of our business. In addition, the longer the Chapter 11 Cases continue, the more likely it is that customers and suppliers will lose confidence in our ability to reorganize our business successfully and will seek to establish alternative commercial relationships.

So long as the Chapter 11 Cases continue, we will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases, including potentially the cost of litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect our financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their claims under a plan. It is not possible to predict the potential litigation that we may become party to, nor the final resolution of such litigation. The impact of any such litigation on our business and financial stability, however, could be material.

Should the Chapter 11 Cases be protracted, we may also need to seek new financing to fund operations. If we are unable to obtain such financing on favorable terms or at all, the chances of confirming a Chapter 11 plan may be seriously jeopardized and the likelihood that we will instead be required to liquidate our assets may increase.

There is no certainty as to amount of vehicle lease payments we will be required to make during the pendency of the bankruptcy case.

We leased the bulk of our vehicles used in our United States rental car operations under the Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1) with Hertz Vehicle Financing LLC (the “Operating Lease”). The Operating Lease requires material monthly rental payments for the use of the vehicles. Prior to the filing of the Chapter 11 Cases, we failed to make the April 2020 rent payment under the Operating Lease, and the lessor has a prepetition claim for the unpaid April rent. In addition, under Section 365 of the Bankruptcy Code, we are not required to make, and we do not anticipate making, the May and June 2020 rent payments. Ultimately, the lessor will have the right to seek an administrative claim against us for an amount that the Bankruptcy Court determines to be equal to the actual and necessary benefit to us for the use of the vehicles during this period. We cannot predict the amount of such claim. Additionally, unless otherwise ordered by the Bankruptcy Court, we will be required to make the full lease payments beginning with the July 2020 payment period. We expect to seek approval from the Bankruptcy Court of a reduction to such full lease payments under the “equities of the case” doctrine. There is no assurance that the Bankruptcy Court will approve any such reduction or, if approved, the amount of such reduction. Consequently, there is no certainty as to amount of vehicle lease payments we will be required to make during the pendency of the bankruptcy case. In addition, Section 365 of the Bankruptcy Code provides a debtor with the ability to assume or reject executory contracts and unexpired leases. On June 11, 2020, we filed a motion with the Bankruptcy Court to reject the leases of approximately 144,000 cars under the Operating Lease. We anticipate that certain creditors of the lessor under the Operating Lease (and possibly others) will object to this motion.  There is no certainty as to whether the Bankruptcy Court will grant the motion.  If the motion is denied that may increase the amount of rent we are required to pay.  If the debtors are successful in rejecting leases on cars under the Operating Lease, the lessor would have an unsecured claim for any damages the Bankruptcy Court finds the lessor suffered as a result of the rejection. Such unsecured claims may reduce the amount of any recovery for stockholders, including purchasers in the ATM Program, if any. There can therefore be no certainty with respect to the disposition of the Operating Lease in our bankruptcy case or of the amounts that will be required to be paid thereunder whether in connection with assumption or rejection of the Operating Lease (or otherwise).

The price of our common stock has and may continue to fluctuate significantly, which could negatively affect us and holders of our common stock.

The market price of our common stock has and may continue to fluctuate significantly as a result of many factors, including the Chapter 11 Cases. Our results may also fluctuate due to factors such as the following:

•	investors’ perceptions of our equity value in light of Chapter 11 Cases;

•	investors’ perceptions of us and our prospects in light of the COVID-19 pandemic;

•	investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the market in which we operate;

•	differences between actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities market;

•	sales, or anticipated sales, of large blocks of our common stock; and

•	other factors described under “Forward-Looking Statements” in this prospectus supplement.

The Bankruptcy Court has entered an order imposing certain trading restrictions with respect to our common stock.

On May 27, 2020, the Bankruptcy Court entered an order that, among other things, imposes certain trading restrictions on holders of greater than 4.50% of our common stock. The restrictions in this order are intended to preserve certain of our tax attributes, including tax losses and carryforwards. There can be no assurance that the existing restrictions will remain in place or that additional or modified trading restrictions will not be implemented with respect to our common stock, nor can there be any assurance of our ability to use our tax attributes, as described below.

Due to a recent transaction or due to this stock issuance, our ability to use certain of our tax assets has been (or will be) limited.

On May 27, 2020, entities affiliated with Carl Icahn filed a Schedule 13D/A indicating that they sold approximately 38.90% of our outstanding stock. Although we are still analyzing the impact of this sale, it is possible that such sale resulted in an “ownership change” under Section 382 of the federal income tax rules. If such sale did not cause an “ownership change,” the issuance of stock pursuant to the ATM Program likely will cause an “ownership change.” Thus, it is expected that either due to the sale by entities affiliated with Carl Icahn on May 26, 2020 or due to the stock issuance pursuant to the ATM Program, we have (or will have on the date of the ATM Program) experienced an “ownership change.” An “ownership change” could significantly limit our ability to utilize tax attributes, including net operating losses, capital loss carryovers, excess foreign tax carry forwards, and credit carryforwards, to offset future taxable income and tax liabilities. An entity that experiences an “ownership change” generally should be subject to an annual limitation on its pre-ownership change tax loss carryforward equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the IRS (subject to certain adjustments). The annual limitation accumulates each year to the extent that there is any unused limitation from a prior year. The limitation on our ability to utilize tax losses and credit carryforwards arising from an “ownership change” under Section 382 depends on the value of our equity at the time of the ownership change. As a result of the “ownership change” it is possible that a significant portion of our tax attributes will expire before we would be able to use them to offset future taxable income. Many states adopt the federal Section 382 rules and therefore have similar limitations with respect to state tax attributes.

Our Chapter 11 Cases and financial condition may adversely impact our non-U.S. businesses and affiliates, which may themselves become subject to Chapter 11 Cases or other insolvency proceedings.

We have significant businesses and affiliates that are located outside of the United States. The filing of the Chapter 11 Cases may result in negative consequences to our businesses outside of the United States.

On May 22, 2020, Hertz Holdings Netherlands BV and certain other direct and indirect subsidiary companies located outside of the United States and Canada (the “International Subsidiaries”) entered into a limited waiver agreement in respect of the Issuer Facility Agreement, dated as of September 25, 2018, between, among others, International Fleet Financing No.2 B.V. as issuer, Hertz Europe Limited as issuer administrator, Credit Agricole Corporate and Investment Bank as administrative agent and BNP Paribas Trust Corporation UK Limited as issuer security trustee, as amended, restated or otherwise modified from time to time (the “European ABS Waiver”) pursuant to which the waiving parties agreed to waive any default or event of default that could have resulted from the Chapter 11 Cases. The European ABS Waiver will expire on September 30, 2020 or, if sooner, the date on which the Hertz parties to the European ABS Waiver fail to comply with certain agreements contained in the European ABS Waiver. Additionally, our affiliates received similar waivers with respect to (i) the VFN Issuance Facility Agreement, dated as of December 7, 2010, (as amended and restated from time to time) by and among HA Fleet Pty Limited, as issuer, Hertz Australia Pty Limited, as administrator, Westpac Banking Corporation as administrative agent, certain committed note purchasers, certain conduit investors, certain funding agents for the investor groups and P.T. Limited, as security trustee, (ii) the Vehicle Funding Facilities Agreement dated February 7, 2013 (as amended and restated from time to time) between Hertz (U.K.) Limited, Hertz Vehicle Financing U.K. Limited and Lombard North Central Plc, and (iii) the €225,000,000 aggregate principal amount outstanding of 4.125% Senior Notes due 2021 and the €500,000,000 aggregate principal amount outstanding of 5.500% Senior Notes due 2023, each of which is scheduled to expire no later than September 30, 2020.

There can be no assurance that the European ABS Waiver and related waivers will be extended or the International Subsidiaries will not in the future become or be deemed to be insolvent or otherwise need to reorganize their debt, either through the Chapter 11 proceedings or proceedings in other jurisdictions.  Any such insolvency, reorganization or proceedings could have additional negative consequences with respect to our global operations and could materially and adversely affect the successful execution of any reorganization of us and our subsidiaries. Furthermore, even if additional waivers are granted or the International Subsidiaries do not otherwise file Chapter 11 or other insolvency, reorganization, or other proceedings, the Chapter 11 Cases may result in negative consequences to such businesses and affiliates.

You may experience future dilution as a result of the Chapter 11 Cases or future equity offerings.

In order to restructure our indebtedness or other liabilities in connection with the Chapter 11 Cases or raise additional capital, we may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in the ATM Program. We may issue shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in the ATM Program, and investors acquiring shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we issue additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in the ATM Program.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in the ATM Program, and may not use them effectively.

We have not designated any portion of the net proceeds from the ATM Program to be used for any particular purpose. Subject to the requirements of the Bankruptcy Code and any orders that the Bankruptcy Court may enter, we have broad discretion to use our cash and cash equivalents, including the net proceeds we receive in the ATM Program, for general corporate purposes and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

We do not intend to pay dividends in the foreseeable future.

We currently intend to retain our future earnings, if any, to finance our bankruptcy cases and operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to stockholders for the foreseeable future.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

5.1	Opinion of White & Case LLP

10.1	Open Market Sale AgreementSM, dated June 15, 2020, by and between Hertz Global Holdings, Inc. and Jefferies LLC

23.1	Consent of White & Case LLP (included in Exhibit 5.1)

101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL

104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION (each, a Registrant)

Dated: June 15, 2020	By:	/s/ M. David Galainena
	Name:	M. David Galainena
	Title:	Executive Vice President, General Counsel and Secretary